UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 24, 2006

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

12220 El Camino Real, Suite 410 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(858) 704-5010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2006, our Board of Directors approved and adopted the Amended and Restated Bylaws of Surge Global Energy, Inc. The Amended and Restated Bylaws include, among other things, revisions that: (i) update our Bylaws to conform to the provisions of the Delaware General Corporation Law, including the giving of notice by means of electronic transmission and the holding of meetings by means of remote communication; (ii) update the descriptions, manner of appointment and related corporate indemnification obligations for various categories of officers; (iii) provide that special meetings of the stockholders may be called only by our Chairman of the Board, our President, or our Board of Directors; and (iv) make other technical changes to more closely conform our Bylaws to the language of the Delaware General Corporation Law. The description of the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws filed herewith as Exhibit 3(ii).1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

3(ii).1	Amended and Restated Bylaws of Surge Global Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC. a Delaware corporation

Date: October 24, 2006	By:	/s/ William Greene

William Greene Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

3(ii).1           Amended and Restated Bylaws of Surge Global Energy, Inc.